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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  August 16, 2000


                              VIRATA CORPORATION

            (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                           000-28157                        77-0521696
(State or Other Jurisdiction of       (Commission File Number)      (IRS Employer Identification No.)
       Incorporation)


                       2933 BUNKER HILL LANE, SUITE 201
                        SANTA CLARA, CALIFORNIA  95054

              (Address of Principal Executive Offices) (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (408) 566-1000



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Item 2.  Acquisition or Disposition of Assets.
------   ------------------------------------

          On August 16, 2000, Virata Corporation, a Delaware corporation (the "Registrant"), acquired all of the outstanding capital stock of Agranat Systems, Inc., a Massachusetts corporation ("Agranat Systems"), for an aggregate purchase price of $27 million, paid in the form of Registrant common stock (the "Acquisition"). Holders of Agranat Systems common stock and preferred stock received shares of the Registrant's common stock based on an exchange ratio of approximately 0.178 Registrant shares for each of their shares of Agranat Systems. Holders of warrants to purchase Agranat Systems common stock received shares of the Registrant's common stock based on an exchange ratio of approximately 0.176 Registrant shares for each of their warrants to purchase shares of Agranat Systems. The exchange ratios were determined using an agreed upon price per share of Registrant common stock of $55.075. The warrant exchange ratio takes into account the exercise price of the warrants. In addition, the Registrant assumed all of the outstanding Agranat Systems stock options, which will entitle the holders thereof to purchase up to approximately 61,074 shares of Registrant's common stock.

          The Acquisition was effected by means of a stock-for-stock merger, pursuant to which a wholly-owned subsidiary of the Registrant merged with and into Agranat Systems. As a result of the merger, Agranat Systems has become a wholly-owned subsidiary of the Registrant. The consideration paid by the Registrant for Agranat Systems' outstanding capital stock, warrants and options was negotiated at arm's length between the parties on the basis of the Registrant's assessment of the value of Agranat Systems and its capital stock, following an investigation of, and discussions with, Agranat Systems and its representatives concerning Agranat Systems, its business, and prospects.
Certain of Agranat Systems' officers, including Ian Agranat, President of Agranat Systems, have entered into employment and related agreements with the Registrant or its affiliates. To the Registrant's knowledge, there is no other material relationship between any of the former stockholders of Agranat Systems and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer. A copy of a press release announcing the completion of the Acquisition is included herein as
Exhibit 99.1 and is incorporated by reference into this Item 2.

Item 7.         Financial Statements, Pro Forma and Exhibits.
------          --------------------------------------------

(a)       Financial Statements of Businesses Acquired.

          None of the required financial statements are currently available. Pursuant to paragraph (a)(4) of Item 7, the required historical financial information will be filed or incorporated by reference as soon as practicable, but in no event later than October 30, 2000.

(b)       Pro Forma Financial Information.

          None of the required pro forma financial information is currently available. Pursuant to paragraph (b)(2) of Item 7, the required pro forma financial information will be filed or incorporated by reference as soon as practicable, but in no event later than October 30, 2000.

(c)       Exhibits

          Exhibit No.       Description
          -----------       -----------

          99.1              Press Release issued August 21, 2000.

                                       2
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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated as of August 30, 2000.

                                        VIRATA CORPORATION

                                        By:     /s/ Andrew M. Vought
                                           ----------------------------
                                           Andrew M. Vought
                                           Chief Financial Officer and Secretary

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                                 EXHIBIT INDEX




        Exhibit No.         Description
        ------------        -----------------------------------------

        99.1                Press Release issued August 21, 2000.